Exhibit 99.1

NEWS RELEASE

for immediate release

inTEST Corporation Announces Stock Repurchase Plan

MT. LAUREL, NJ, November 27, 2023 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include automotive/EV, defense/aerospace, industrial, life sciences, security, and semiconductor (“semi”), today announced that its Board of Directors has approved a stock repurchase plan allowing the purchase of up to $10 million of the Company's common stock through November 17, 2024.

Nick Grant, President and CEO, commented, “We believe this stock repurchase plan demonstrates the confidence we have in executing our 5-Point Strategy to grow the business and achieving our longer-term goals. We remain focused on capturing market share growth through geographic expansion, market diversification, product development, and deeper customer reach. The stock repurchase plan provides us the flexibility to take advantage of market conditions when it’s favorable to do so and provides us with another tool to allocate our capital effectively and allow our shareholders to benefit from our robust balance sheet and strong financial position.”

The stock repurchase plan is intended to provide the Company with an effective mechanism for capital management. The timing and amount of any shares repurchased under the plan will be determined by the Company, based on its evaluation of market conditions and other factors. The Company may repurchase shares from time to time on the open market, in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, or in privately negotiated transactions, as well as under a Rule 10b5-1 plan.

The Company is not obligated to purchase any common stock under the repurchase plan. Further, the plan may be suspended or discontinued at any time without prior notice. The Company expects to fund the plan by using existing cash and cash equivalents and future cash flows. inTEST Corporation had approximately 12.2 million shares of common stock outstanding as of October 31, 2023.

About inTEST Corporation
inTEST Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including automotive/EV, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit www.intest.com.

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inTEST Corporation Announces Stock Repurchase Plan

November 27, 2023

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “expects,” “goal,” “intend,” “may,” “will,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, changes in business conditions and general economic conditions both domestically and globally; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

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